UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report: November 9, 2015

SYNUTRA INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33397	13-4306188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2275 Research Blvd., Suite 500, Rockville, MD		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 840-3888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item2.02.	Results of Operations and Financial Condition.

On November 9, 2015, Synutra International, Inc. (the “Company”) issued a press release announcing its financial results for its second fiscal quarter ended September 30, 2015.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2015, Min Zhang, a director of the Company’s Board of Directors (the “Board”), the chairperson of the Company’s audit committee (the “Audit Committee”) and a member of the Company’s compensation committee (the “Compensation Committee”) and nominating committee (the “Nominating Committee”), tendered her resignation from the Board, the Audit Committee, the Compensation Committee and the Nominating Committee effective November 6, 2015. Ms. Zhang’s decision to resign did not involve any disagreement with the Company.

In connection with Ms. Zhang’s resignation, on November 6, the Board appointed Jinrong Chen, a director of the Board and a member of the Audit Committee, as the chairperson of the Audit Committee, and appointed Donghao Yang, a director of the Board, to serve on the Audit Committee.

See Exhibit 99.1 for the Company's press release.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Text of press release issued by Synutra International, Inc., dated November 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNUTRA INTERNATIONAL, INC. (Registrant)

Date:	November 9, 2015	By:	/s/ Ning Cai
			Name:	Ning Cai
			Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of press release issued by Synutra International, Inc. dated November 9, 2015